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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                September 2, 2003
                Date of Report (Date of earliest event reported)

                               TRIMAS CORPORATION

             (Exact name of registrant as specified in its charter)

             Delaware                    333-100351             38-2687639
  (State or other jurisdiction of       (Commission          (I.R.S. Employer
  incorporation or organization)        file number)       Identification No.)

                          39400 Woodward Ave., Ste. 130
                           Bloomfield Hills, MI 48304
                    (Address of principal executive offices)
                                 (248) 631-5450

                    (Registrant's telephone number, including
                                   area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 7.  Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:

              Exhibit No.        Description
              -----------        -----------

              99.1               News Release


Item 9.  Regulation FD Disclosure.

     On September 2, 2003, TriMas Corporation issued a news release, a copy of which is filed as an exhibit to this Form 8-K, announcing that Benson K. Woo has been appointed as the Company's Chief Financial Officer, effective September 3, 2003. The Company further announced that Mr. Woo replaces Mr. Todd R. Peters, who has left the Company to pursue other opportunities.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 2, 2003


                            TRIMAS CORPORATION



                            By:  /s/ Grant H. Beard
                                 ---------------------------------
                                 Name:   Grant H. Beard
                                 Title:  President and Chief Executive Officer




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                                  EXHIBIT INDEX




Exhibit 99.1      News Release



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          [LOGO]                                   Contact:

                                                   Rich Donley
                                                   Bianchi Public Relations
                                                   248-269-1122
                                                   rdonley@bianchipr.com

                                  NEWS RELEASE


TriMas Corporation Appoints New Chief Financial Officer


BLOOMFIELD HILLS, Mich., Sept. 2, 2003 - TriMas Corporation has appointed Benson
K. Woo as the company's new chief financial officer (CFO), effective Sept. 3. Woo replaces Todd R. Peters, who has left the company to pursue other opportunities. The announcement was made by TriMas Corporation President and CEO Grant H. Beard.

"Benson Woo is a great addition to the TriMas executive management team," Beard said. "He has 24 years of senior financial experience in the automotive, machinery, electrical products and financial services industries, which will be integral to strengthening our financial discipline, maximizing shareholder value and enhancing our future growth."

Based at TriMas' corporate headquarters in Bloomfield Hills, Woo will be responsible for the strategic financial leadership including financial planning, external reporting, acquisition integration financial analysis, treasury, tax, audit, corporate capital strategies and attainment of TriMas financial imperatives.

Woo has 24 years of strong financial and executive management expertise, having served as corporate CFO and treasurer in large global organizations, including 15 years with General Motors Corporation. He also has significant experience conducting business in Europe, Latin America and Asia.

Most recently, he served as CFO and senior vice president of business development for Minnetonka, Minn.-based Metris Companies Inc., the 10th largest MasterCard and Visa credit card issuer. In this position for four years, he managed a $550 million budget and oversaw strategic planning and merger and acquisition diversification efforts.

Prior to this, he served as vice president and CFO at York International Corporation in York, Pa., where he led corporate financial management, including planning, reporting, mergers and acquisitions, controllership, treasury, tax, audit and information systems.

                                    - More -

                                                        TriMas Names New CFO p.2

From 1994 to 1998, he was vice president and treasurer of Racine, Wis.-based Case Corporation (now CNH Global NV). In this position, he was responsible for corporate finance, bank relationships and cash management, foreign exchange, pension investments, insurance, secondary IPO offerings, acquisition financing and strategic planning.

From 1979 to 1994, Woo served in various financial positions for GM in Michigan, New York, Canada and Brazil. He served as finance director of credit card operations; treasurer of GM do Brasil manufacturing operations and CFO of three Brazilian finance companies; treasurer of the GM-Suzuki joint venture; director of worldwide banking and U.S. cash management; manager and senior financial analyst of overseas financing; and business analyst for the GM Fisher Body Division.

Woo earned a bachelor of science degree in electrical engineering from the Massachusetts Institute of Technology in Cambridge, Mass. and a master's of business administration in finance from Harvard Business School in Boston, Mass. He is fluent in Portuguese and Chinese.


     Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.


                                      # # #

Editor's Note:

A current resident of Shorewood, Minn., Woo will be relocating to the Detroit area.